EXHIBIT 5
                             AMERICAN ANNUITY GROUP, INC.
                                250 EAST FIFTH STREET
                                CINCINNATI, OHIO 45202


                                   October 9, 1996



          American Annuity Group, Inc.
          250 East Fifth Street
          Cincinnati, Ohio 45202

          Gentlemen:

                    RE:  Registration Statement on Form S-8
                         Relating to 100,000 Shares of Common Stock

               I have acted as counsel to American Annuity Group, Inc., a Delaware corporation (the "Company") in connection with the preparation of a Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to the issuance and sale of up to 100,000 shares of Common Stock, $1.00 par value, of the Company pursuant to the American Annuity Group, Inc. Directors' Compensation Plan (the "Plan").

               In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identi-fied to my satisfaction, of such documents as I have deemed necessary or appropriate as a basis for the opinions set forth below including (i) the Registration Statement (together with the form of preliminary prospectus forming a part thereof), (ii) the Certificate of Incorporation and By-Laws of the Company, each as amended to the date hereof, and (iii) resolutions of the Board of Directors of the Company relating to the approval of the Plan, issuance of shares of Common Stock pursuant to the Plan and the filing of the Registration Statement.

               Based upon and subject to the foregoing, I am of the opinion that, when (i) the Registration Statement has become effective under the Act and (ii) the shares of Common Stock have been issued as contemplated by the Plan, such shares of Common Stock will constitute duly issued, fully paid and non-assessable shares of Common Stock of the Company.

               I hereby consent to the reference to me under the heading "Legal Matters" in the Prospectus and the filing of this opinion as Exhibit 5 to the Registration Statement.



                                             Mark F. Muething
                                             Senior Vice President,
                                             General Counsel and Secretary